UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 17, 2018

STAR GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West Broad Street Suite 310, Stamford, CT 06902

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (203) 328-7310

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Sheldon B. Lubar

On January 18, 2018, Sheldon B. Lubar notified Kestrel Heat, LLC (“Kestrel Heat”), the general partner of Star Group, L.P. (the “Company”), that he would be retiring as a director of Kestrel Heat effective as of April 17, 2018.

Election of David M. Bauer

On April 13, 2018, David M. Bauer was elected to the Board of Directors of Kestrel Heat (the “Board”), effective as of April 17, 2018.

Mr. Bauer, age 48, has served as the Chief Investment Officer of Lubar & Co. since 2005. Mr. Bauer’s work experience includes five years with Facilitator Capital Fund, a Wisconsin-based Small Business Investment Company, and 10 years with the accounting firm of Arthur Andersen, where he led the Wisconsin transaction advisory team assisting private equity funds and large corporations with their acquisitions and divestitures. He currently serves on the board of several private companies.

Mr. Bauer earned a Master of Business Administration degree from Marquette University in 2005 and a Bachelor of Science degree in Accounting from Marquette University in 1991. He is a Certified Public Accountant and a member of the Wisconsin Institute of CPAs and the American Institute of CPAs.

Mr. Bauer will participate in Kestrel Heat’s standard compensation program for non-management directors. Mr. Bauer is also expected to enter into an indemnification agreement with Kestrel Heat, the terms of which are expected to be consistent with the terms of the indemnification provided to the other directors of Kestrel Heat and by Kestrel Heat’s limited liability company agreement. Under the indemnification arrangements with the other directors of Kestrel Heat, Kestrel Heat is required to indemnify directors to the fullest extent of the law against liabilities, costs and expenses incurred by them in their capacities as a director or agent of Kestrel Heat if such director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Kestrel Heat and the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Any such indemnification will be only out of the assets of the Company.

There are no arrangements or understandings with the Company, or any other persons, pursuant to which Mr. Bauer was appointed as a director of the Board. There are no relationships regarding Mr. Bauer that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GROUP, L.P.

By: Kestrel Heat, LLC (General Partner)

By:	/s/ Richard Ambury
Name:	Richard Ambury
Title:	Chief Financial Officer

Date: April 17, 2018